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                                                                      Exhibit 21



                   Significant Subsidiaries of the Registrant

     All of the Company's subsidiaries listed below are wholly owned and incorporated in the state of Minnesota.

                          ValueVision Interactive, Inc.
                                 VVI LPTV, Inc.
                   ValueVision Direct Marketing Company, Inc.
                          VVI Fulfillment Center, Inc.
                              Packer Capital, Inc.